As filed with the Securities and Exchange Commission on May 3, 2005.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

Under The Securities Act of 1933

ALDERWOODS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	52-1522627
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

311 Elm Street, Suite 1000, Cincinnati, Ohio  45202

(Address of Principal Executive Offices Including Zip Code)

Alderwoods Group, Inc. 2005 Equity Incentive Plan

(Full Title of the Plan)

Ellen Neeman

Senior Vice President, Legal & Compliance

Alderwoods Group, Inc.

311 Elm Street, Suite 1000

Cincinnati, Ohio 45208

(513) 768-7400

(Name, Address and Telephone Number of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)(2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $0.01 per share	1,800,000	$12.24	$22,032,000	$2,593.17

(1)          Represents maximum number of shares of common stock of the Registrant, $0.01 par value (“Common Stock”), issuable pursuant to the Alderwoods Group, Inc. 2005 Equity Incentive Plan (the “Plan”) being registered hereon.

(2)          Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.

(3)          Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on The National Market System of Nasdaq Stock Market Inc. on April 27, 2005, within five business days prior to filing.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents have been filed by Alderwoods Group, Inc., a Delaware corporation (the “Registrant”), with the Securities and Exchange Commission (the “Commission”) and are incorporated herein by reference:

•                                          The Registrant’s Annual Report on Form 10-K, filed March 28, 2005, as amended by Form 10-K/A filed April 26, 2005;

•                                          The Registrant’s Quarterly Report on Form 10-Q, filed April 28, 2005;

•                                          The Registrant’s Current Reports on Form 8-K, March 24, 2005, filed March 29, 2005 (except for the information and exhibit furnished pursuant to Item 2.02) and May 3, 2005; and

•                                          The description of the Registrant’s Common Stock contained in the registration statement on Form 10 (Commission File No. 000-33277) filed December 26, 2001.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) subsequent to the date of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.  Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The Registrant’s Certificate of Incorporation limits the liability of directors to the maximum extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”).  Reference is made to Section 145 of the DGCL, which provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity of another corporation or business organization, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful.  A Delaware corporation may indemnify officers and directors in an action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation.  Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify the officer or director against the expenses that such officer or director actually and reasonably incurred.

The Registrant’s Certificate of Incorporation provides that, to the extent permitted by the DGCL, a director of the Registrant will not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  Section 102(b)(7) of the DGCL permits a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting personal liability of directors of a corporation for monetary damages arising from breaches of fiduciary duty, except for liability (1) for breaches of a director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (3) for the payment of unlawful dividends or unlawful stock purchases or redemptions, or (4) for transactions in which a director received an improper personal benefit.

The Registrant’s Certificate of Incorporation provides that the Registrant is required to indemnify its directors and officers to the maximum extent permitted by law.  Notwithstanding the foregoing, the Certificate of Incorporation does not require the Registrant to indemnify any such directors and officers in connection with any Proceeding (as such term is defined in the Certificate of Incorporation) that was initiated prior to January 2, 2002; provided, however, that the Registrant may, in its sole discretion, elect to provide such indemnification in the event that any of the Registrant’s directors and officers liability insurance carriers fails or refuses to provide coverage.  The Certificate of Incorporation also requires the Registrant to advance expenses incurred by a director or officer in connection with the defense of any action or proceeding arising out of that party’s status or service as a director or officer of the Registrant or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, if serving as such at the Registrant’s request.  In addition, the Certificate of Incorporation permits the Registrant to secure insurance on behalf of any director or officer for any liability arising out of his or her actions in a representative capacity.

The Registrant has entered into indemnification agreements with its directors and its executive officers containing provisions that will obligate the Registrant to:  (a) indemnify, to the maximum extent permitted by Delaware law, those directors and officers against liabilities that may arise by reason of their status or service as directors or officers, except liabilities arising from willful misconduct of a culpable nature; (b) advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified; and (c) obtain directors’ and officers’ liability insurance if maintained for other directors and officers.

In addition, the Registrant maintains liability insurance for its directors and officers.

This summary is subject to the DGCL and the Registrant’s Certificate of Incorporation.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number	Description

4.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Form 10-K of the Registrant, SEC File No. 000-33277, filed March 28, 2002).

4.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Form 10-K of the Registrant, SEC File No. 000-33277, filed March 28, 2002).

4.3	Form of Stock Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the Form 10-12G/A of Loewen Group International, Inc., SEC File No. 000-33277, filed December 17, 2001).

5.1	Opinion of Counsel.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Counsel (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages hereto).

99.1	Alderwoods Group, Inc. 2005 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Form 8-K of the Registrant, SEC File No. 000-33277, filed May 3, 2005).

Item 9.  Undertakings.

(a)                                  The Registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

[Signatures on following page]

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on April 28, 2005.

ALDERWOODS GROUP, INC.

By:	/s/ Ellen Neeman
Ellen Neeman
Senior Vice President, Legal & Compliance

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints Paul A. Houston and Ellen Neeman, and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with authority to execute in the name of each such person, and to file (i) with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments to this registration statement necessary or advisable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such changes in this report as the aforesaid attorney-in-fact deems appropriate and (ii) any and all applications or other documetnts to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by this registration statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

President, Chief Executive
/s/ Paul A. Houston	Officer and Director	Dated: April 28, 2005
Paul A. Houston	(Principal Executive
Officer)

Executive Vice President,
Chief Financial Officer
/s/ Kenneth A. Sloan	(Principal Financial	Dated: April 28, 2005
Kenneth A. Sloan	Officer and Principal
Accounting Officer)

/s/ Lloyd E. Campbell	Director	Dated: April 28, 2005
Lloyd E. Campbell

/s/ Anthony G. Eames	Director	Dated: April 28, 2005
Anthony G. Eames

/s/ Charles M. Elson	Director	Dated: April 28, 2005
Charles M. Elson

/s/ David R. Hilty	Director	Dated: April 28, 2005
David R. Hilty

/s/ Olivia Kirtley	Director	Dated: April 28, 2005
Olivia Kirtley

/s/ John S. Lacey	Chairman of the Board	Dated: April 28, 2005
John S. Lacey

/s/ William R. Riedl	Director	Dated: April 28, 2005
William R. Riedl

/s/ W. MacDonald Snow, Jr.	Director	Dated: April 28, 2005
W. MacDonald Snow, Jr.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Form 10-K of the Registrant, SEC File No. 000-33277, filed March 28, 2002).

4.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Form 10-K of the Registrant, SEC File No. 000-33277, filed March 28, 2002).

4.3	Form of Stock Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the Form 10-12G/A of Loewen Group International, Inc., SEC File No. 000-33277, filed December 17, 2001).

5.1	Opinion of Counsel.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Counsel (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature pages hereto).

99.1	Alderwoods Group, Inc. 2005 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Form 8-K of the Registrant, SEC File No. 000-33277, filed May 3, 2005).